VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . October 31, 2013 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on December 26, 2013 to stockholders of record at the close of business on December 5, 2013.

Valhi, Inc. is engaged in the titanium dioxide products, component products (security products and recreational marine components) and waste management industries.

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